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                                                                   Exhibit 99.1

                          Cypress Communications, Inc.
                         15 Piedmont Center, Suite 100
                             Atlanta, Georgia 30305


May 7, 2002

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Ladies and Gentlemen:

         Pursuant to Securities and Exchange Commission Release Nos. 33-8070, 34-45590, 35-27503, 39-2395, IA-2018, IC-25464, FR-62, File No. S7-03-02, this letter is to confirm that Cypress Communications, Inc. has received assurance from its independent public accountants, Arthur Andersen LLP ("Arthur Andersen"), that Arthur Andersen's audit of our consolidated financial statements as of December 31, 2001 and 2000 and for the years then ended (the "Audit") was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the Audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen is not relevant to this audit.

                                          CYPRESS COMMUNICATIONS, INC.

                                          /s/ Gregory P. McGraw
                                          President and Chief Operating Officer